Exhibit 99.1

Ribbon Communications Inc. Reports
Second Quarter 2021 Financial Results

Revenue grew 10% sequentially to $211 million for the second quarter of 2021,

Net income increased to $23 million and Adjusted EBITDA grew 119% sequentially to $43 million

July 28, 2021

Conference Call Details

Conference call to discuss the Company’s financial results for the second quarter ended June 30, 2021 on July 28, 2021, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date:  July 28, 2021
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until August 11, 2021 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 137200791.

Investor Relations

Tom Berry

+1 (978) 614-8050

tom.berry@rbbn.com

North American Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

APAC, CALA & EMEA Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Analyst Relations

Michael Cooper

+1 (708) 212-6922

mcooper@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real-time communications software and IP optical transport solutions to service providers, enterprises, and critical infrastructure sectors, today announced its financial results for the second quarter of 2021.

Sales for the first half of 2021 were up 10% versus the first half of 2020, while Adjusted EBITDA increased 60% and Non-GAAP diluted earnings per share increased 133% over the same time period. Revenue for the second quarter of 2021 was $211 million, compared to $210 million for the second quarter of 2020.

“In the first half of the year, we made significant strides on the execution of our strategy, with new major IP Optical wins with Rogers, Optus, Singtel and several others,” noted Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “These customer wins will significantly broaden our presence in this large addressable market and strengthen our foundation, establishing a clear path to growth in 2022 and beyond.”

Mr. McClelland added, “Sales in India in the quarter were impacted by the surge in Covid infections and country-wide restrictions. Deployments have partially recovered in recent weeks, but timing of a full recovery in network investment is difficult to predict, so it is important for us to be prudent with our expectations for the remainder of the year.”

Financial Highlights1, 2

The following table summarizes the consolidated financial highlights for the three months ended June 30, 2021 and 2020 (in millions, except per share amounts).

	Three months ended
	June 30,
	2021	2020
GAAP Revenue	$211	$210
GAAP Net income (loss)	$23	$(8)
Non-GAAP Net income	$27	$11
GAAP Diluted earnings (loss) per share	$0.15	$(0.06)
Weighted average shares outstanding for GAAP diluted earnings (loss) per share	154	144
Non-GAAP diluted earnings per share	$0.17	$0.08
Weighted average shares outstanding for Non-GAAP diluted earnings per share	154	151
Non-GAAP Adjusted EBITDA	$43	$30

Cash, cash equivalents and restricted cash was $115 million at June 30, 2021, compared with $109 million at March 31, 2021 and $94 million at June 30, 2020. GAAP Net income of $23 million in the second quarter of 2021 includes a $12 million non-cash gain associated with the quarterly mark-to-market of the Company’s investment in American Virtual Cloud Technologies, Inc. (“AVCT”) from the sale of the Company’s Kandy Communications business and a $2.8 million gain on the sale of our QualiTech business, which closed during the second quarter.

1 GAAP Net income and GAAP Diluted earnings per share for the three months ended June 30, 2021 include a $2.8 million gain on the sale of the QualiTech business. They also include $1.2 million of paid-in-kind interest income earned on the convertible debt and $12.1 million of income associated with the remeasurement of the convertible debt and warrants associated with the consideration received from the sale of the Company’s Kandy Communications business to AVCT.  The interest income is included in Interest expense, net, and the remeasurement expense is included in Other income (expense), net. The remeasurement income was calculated using valuation methods in accordance with accounting guidance.  Fluctuations in AVCT’s stock price will impact the future amounts that are recorded in Other income (expense), net, and could materially impact the Company’s quarterly results.

2 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“We were very pleased with the earnings and cash generation in the quarter with both Adjusted EBITDA and Earnings per share well above our targets for the quarter. Sales were slightly less than expected primarily due to the Covid situation in India, while gross margins were stronger due to a favorable product mix. Operating expenses trended lower with continued spending discipline and the benefit from several one-time items,” said Mike Lopez, Chief Financial Officer of Ribbon Communications.

Customer and Company Highlights

▪	Strong 1H21 financial results:

o	10% YoY revenue growth

o	60% YoY Adj. EBITDA growth

o	Strong gross margins in both business units and continued disciplined expense control

▪	Significant new IP Optical wins broadening Ribbon’s global customer base:

o	Rogers Communications selected Ribbon’s industry-leading 400G ZR+ optical networking and SDN solutions to upgrade its transport network

o	Optus and Singtel Telecommunications multi-service transport network DWDM tender award

o	Strong growth in North American markets with 1H21 sales exceeding sales in all of 2020, including Huawei replacement win with US wireless provider

▪	Continuing portfolio innovation:

o	Successful introduction and initial shipments of industry’s first 400G ZR+ DWDM metro and long-haul transport solution

o	Integral contributor enabling industry to meet US robocalling June 30th deadline with complete portfolio including CallTrust and STIR/SHAKEN solutions

Business Outlook1

The Company’s outlook is based on current indications for its business, which are subject to change. For the third quarter of 2021, the Company projects revenue of $215 million to $225 million, non-GAAP gross margin of 57% to 58%, non-GAAP diluted earnings per share of $0.11 to $0.13, and Adjusted EBITDA of $32 million to $36 million. For the full year 2021, earnings guidance remains unchanged with non-GAAP diluted earnings per share of $0.49 to $0.54, and Adjusted EBITDA of $145 million to $155 million. Revenue is now projected to be approximately $900 million with increased non-GAAP gross margin of 58% to 59%. The current outlook assumes no worsening conditions related to the COVID-19 pandemic, or supply chain disruptions.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Investor Conference Schedule

•	August 10-11, 2021 – Oppenheimer Technology, Internet & Communications Conference (virtual presentation and one-on-one institutional investor meetings).

•	August 31-September 1, 2021 – Jefferies Virtual Semiconductor, IT Hardware & Communications Infrastructure Summit (virtual one-on-one institutional investor meetings).

•	September 14-15, 2021 – Jefferies Virtual Software Conference (virtual presentation and one-on-one institutional investor meetings).

•	November 15-18, 2021 – Needham Virtual Security, Networking & Communications Conference (virtual presentation and one-on-one institutional investor meetings).

About Ribbon
Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding, projected financial results for the third quarter 2021 and beyond, sales trends, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to the continuing COVID-19 pandemic, including delays in customer deployments as a result of rises in cases risks that will not realize estimated cost savings and/or anticipated benefits from the acquisition of ECI; failure to realize anticipated benefits from the sale of our Kandy Communications business (“Kandy”); supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes; unpredictable fluctuations in quarterly revenue and operating results; failure to compete successfully against telecommunications equipment and networking companies; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macroeconomic conditions; our ability to recruit and retain key personnel; the impact of restructuring and cost-containment activities; litigation; rapid technological and market change; our ability to protect our intellectual property rights and obtain necessary licenses; risks related to cybersecurity and data intrusion; the potential for defects in our products; risks related to the terms of our credit agreement; higher risks in international operations and markets; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; and failure or circumvention of our controls and procedures.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results from operations. Additional information regarding these and other factors can be found in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2020. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

Our management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. Our annual financial plan is prepared on a non-GAAP basis and is approved by our board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan. By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, as described below. We believe that providing non-GAAP information to investors will allow investors to view the financial results in the way our management views them and helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

While our management uses non-GAAP financial measures as tools to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. We believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.

Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. We believe that excluding non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

We have been involved in litigation with a former GENBAND business partner and have reached a settlement with the other party. We exclude the costs of such litigation because we believe such costs are not part of our core business or ongoing operations.

Acquisition-, Disposal- and Integration-Related Expense

We consider certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. We exclude such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on Sale of Business

On May 12, 2021, we sold our QualiTech business, which we had acquired as part of the ECI Acquisition, to Hermon Laboratories, Ltd. As consideration, we received $2.9 million of cash and recorded a gain on the sale of $2.8 million. We exclude this gain because we believe that such gains are not part of our core business or ongoing operations.

Interest Income on Debentures

We recorded paid-in-kind interest income on the Debentures, which increased their fair value. We exclude this interest income because we believe that such a gain is not part of our core business or ongoing operations.

(Increase) Decrease in Fair Value of Investments

We calculate the fair value of the Debentures and Warrants at each quarter-end and record any adjustments to their fair values in Other income (expense), net. We exclude these and any subsequent gains and losses from the change in fair value of the Debentures and Warrants because we believe that such gains or losses are not part of our core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

Non-GAAP income tax expense is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. Non-GAAP income tax expense assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. We are reporting our non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to our consolidated quarterly results. We expect that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on our results. Due to the methodology applied to our estimated annual tax rate, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We calculate Adjusted EBITDA by excluding from Income (loss) from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, we exclude the expenses that we consider to be non-cash and/or not part of our ongoing operations. We may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes. We disclose this metric to support and facilitate our dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Revenue:
Product	$113,129	$97,889	$120,862
Service	98,081	94,883	89,631
Total revenue	211,210	192,772	210,493

Cost of revenue:
Product	46,641	44,445	50,579
Service	36,142	37,780	36,647
Total cost of revenue	82,783	82,225	87,226

Gross profit	128,427	110,547	123,267

Gross margin:
Product	58.8%	54.6%	58.2%
Service	63.2%	60.2%	59.1%
Total gross margin	60.8%	57.3%	58.6%

Operating expenses:
Research and development	46,797	47,410	51,796
Sales and marketing	34,881	37,218	33,898
General and administrative	12,734	15,553	15,094
Amortization of acquired intangible assets	17,181	15,823	14,669
Acquisition-, disposal- and integration-related expense	1,052	1,197	857
Restructuring and related expense	2,830	5,950	5,361
Total operating expenses	115,475	123,151	121,675

Income (loss) from operations	12,952	(12,604)	1,592
Interest expense, net	(3,048)	(5,819)	(5,400)
Other income (expense), net	17,180	(25,448)	(2,407)

Income (loss) before income taxes	27,084	(43,871)	(6,215)
Income tax provision	(3,843)	(816)	(2,036)

Net income (loss)	$23,241	$(44,687)	$(8,251)

Earnings (loss) per share:
Basic	$0.16	$(0.31)	$(0.06)
Diluted	$0.15	$(0.31)	$(0.06)

Weighted average shares used to compute earnings (loss) per share:
Basic	147,467	145,936	144,483
Diluted	154,160	145,936	144,483

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2021	2020
Revenue:
Product	$211,018	$196,761
Service	192,964	171,714
Total revenue	403,982	368,475

Cost of revenue:
Product	91,086	86,558
Service	73,922	68,126
Total cost of revenue	165,008	154,684

Gross profit	238,974	213,791

Gross margin:
Product	56.8%	56.0%
Service	61.7%	60.3%
Total gross margin	59.2%	58.0%

Operating expenses:
Research and development	94,207	94,091
Sales and marketing	72,099	64,869
General and administrative	28,287	32,299
Amortization of acquired intangible assets	33,004	29,003
Acquisition-, disposal- and integration-related expense	2,249	13,241
Restructuring and related expense	8,780	7,436
Total operating expenses	238,626	240,939

Income (loss) from operations	348	(27,148)
Interest expense, net	(8,867)	(8,795)
Other expense, net	(8,268)	(3,251)

Loss before income taxes	(16,787)	(39,194)
Income tax provision	(4,659)	(2,227)

Net loss	$(21,446)	$(41,421)

Loss per share
Basic	$(0.15)	$(0.31)
Diluted	$(0.15)	$(0.31)

Weighted average shares used to compute loss per share:
Basic	146,706	132,737
Diluted	146,706	132,737

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$112,155	$128,428
Restricted cash	2,646	7,269
Accounts receivable, net	219,867	237,738
Inventory	46,556	45,750
Other current assets	31,739	28,461
Total current assets	412,963	447,646

Property and equipment, net	49,287	48,888
Intangible assets, net	384,352	417,356
Goodwill	416,892	416,892
Investments	106,012	115,183
Deferred income taxes	10,915	10,651
Operating lease right-of-use assets	57,869	69,757
Other assets	20,698	20,892
	$1,458,988	$1,547,265

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$20,058	$15,531
Accounts payable	57,939	63,387
Accrued expenses and other	89,762	134,865
Operating lease liabilities	17,974	17,023
Deferred revenue	101,471	96,824
Total current liabilities	287,204	327,630

Long-term debt, net of current	359,333	369,035
Operating lease liabilities, net of current	62,615	72,614
Deferred revenue, net of current	22,036	26,010
Deferred income taxes	17,993	16,842
Other long-term liabilities	40,526	48,281
Total liabilities	789,707	860,412

Commitments and contingencies

Stockholders' equity:
Common stock	15	15
Additional paid-in capital	1,868,066	1,870,256
Accumulated deficit	(1,199,922)	(1,178,476)
Accumulated other comprehensive income (loss)	1,122	(4,942)
Total stockholders' equity	669,281	686,853
	$1,458,988	$1,547,265

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(21,446)	$(41,421)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	8,475	8,260
Amortization of intangible assets	33,004	29,003
Amortization of debt issuance costs	3,684	2,554
Stock-based compensation	9,850	6,198
Deferred income taxes	918	97
Gain on sale of business	(2,772)	-
Decrease in fair value of investments	9,171	-
Reduction in deferred purchase consideration	-	(69)
Foreign currency exchange losses	2,013	3,463
Changes in operating assets and liabilities:
Accounts receivable	17,360	45,422
Inventory	(1,527)	773
Other operating assets	10,671	14,282
Accounts payable	(3,508)	(41,515)
Accrued expenses and other long-term liabilities	(58,536)	9,111
Deferred revenue	673	554
Net cash provided by operating activities	8,030	36,712

Cash flows from investing activities:
Purchases of property and equipment	(10,570)	(14,891)
Business acqusitions, net of cash acquired	-	(346,852)
Proceeds from sale of business	2,944	-
Proceeds from the sale of fixed assets	-	43,500
Net cash used in investing activities	(7,626)	(318,243)

Cash flows from financing activities:
Borrowings under revolving line of credit	-	615
Principal payments on revolving line of credit	-	(8,615)
Proceeds from issuance of term debt	74,625	403,500
Principal payments of term debt	(82,147)	(52,400)
Principal payments of finance leases	(507)	(668)
Payment of debt issuance costs	(789)	(10,573)
Proceeds from the exercise of stock options	24	23
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(12,064)	(808)
Net cash (used in) provided by financing activities	(20,858)	331,074

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(442)	(142)

Net (decrease) increase in cash, cash equivalents and restricted cash	(20,896)	49,401
Cash and cash equivalents, beginning of year	135,697	44,643
Cash, cash equivalents and restricted cash, end of period	$114,801	$94,044

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Stock-based compensation
Cost of revenue - product	$93	$27	$39	$120	$66
Cost of revenue - service	469	235	159	704	289
Cost of revenue	562	262	198	824	355

Research and development	1,160	627	738	1,787	1,296
Sales and marketing	1,752	1,874	1,011	3,626	1,763
General and administrative	1,316	2,297	1,275	3,613	2,784
Operating expense	4,228	4,798	3,024	9,026	5,843

Total stock-based compensation	$4,790	$5,060	$3,222	$9,850	$6,198

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2021	2021	2020
GAAP Total gross margin	60.8%	57.3%	58.6%
Stock-based compensation	0.3%	0.2%	0.1%
Non-GAAP Total gross margin	61.1%	57.5%	58.7%

GAAP Net income (loss)	$23,241	$(44,687)	$(8,251)
Stock-based compensation	4,790	5,060	3,222
Amortization of acquired intangible assets	17,181	15,823	14,669
Litigation costs	-	-	(937)
Acquisition-, disposal- and integration-related expense	1,052	1,197	857
Restructuring and related expense	2,830	5,950	5,361
Gain on sale of business	(2,772)	-	-
Interest income on debentures	(1,196)	(1,459)	-
Decrease (increase) in fair value of investments	(12,074)	23,900	-
Tax effect of non-GAAP adjustments	(6,205)	(880)	(3,518)
Non-GAAP Net income	$26,847	$4,904	$11,403

Earnings (loss) per share
GAAP Diluted earnings (loss) per share	$0.15	$(0.31)	$(0.06)
Stock-based compensation	0.03	0.03	0.02
Amortization of acquired intangible assets	0.11	0.11	0.10
Litigation costs	-	-	(0.01)
Acquisition-, disposal- and integration-related expense	0.01	0.01	0.01
Restructuring and related expense	0.02	0.05	0.04
Gain on sale of business	(0.02)	-	-
Interest income on debentures	(0.01)	(0.01)	-
(Increase) decrease in fair value of investments	(0.08)	0.16	-
Tax effect of non-GAAP adjustments	(0.04)	(0.01)	(0.02)
Non-GAAP Diluted earnings per share	$0.17	$0.03	$0.08

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	154,160	145,936	144,483
Shares used to compute Non-GAAP diluted earnings per share	154,160	155,032	150,512

Adjusted EBITDA
GAAP Income (loss) from operations	$12,952	$(12,604)	$1,592
Depreciation	4,249	4,226	4,786
Amortization of acquired intangible assets	17,181	15,823	14,669
Stock-based compensation	4,790	5,060	3,222
Litigation costs	-	-	(937)
Acquisition-, disposal- and integration-related expense	1,052	1,197	857
Restructuring and related expense	2,830	5,950	5,361
Non-GAAP Adjusted EBITDA	$43,054	$19,652	$29,550

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2021	2020
GAAP Total gross margin	59.2%	58.0%
Stock-based compensation	0.2%	0.1%
Non-GAAP Total gross margin	59.4%	58.1%

GAAP Net loss	$(21,446)	$(41,421)
Stock-based compensation	9,850	6,198
Amortization of acquired intangible assets	33,004	29,003
Litigation costs	-	2,101
Acquisition-, disposal- and integration-related expense	2,249	13,241
Restructuring and related expense	8,780	7,436
Gain on sale of business	(2,772)	-
Interest income on debentures	(2,655)	-
Decrease in fair value of investments	11,826	-
Tax effect of non-GAAP adjustments	(7,085)	(3,926)
Non-GAAP Net income	$31,751	$12,632

(Loss) earnings per share
GAAP Loss per share	$(0.15)	$(0.31)
Stock-based compensation	0.06	0.05
Amortization of acquired intangible assets	0.22	0.21
Litigation costs	-	0.02
Acquisition-, disposal- and integration-related expense	0.01	0.10
Restructuring and related expense	0.07	0.05
Gain on sale of business	(0.02)	-
Interest income on debentures	(0.02)	-
Decrease in fair value of investments	0.09	-
Tax effect of non-GAAP adjustments	(0.05)	(0.03)
Non-GAAP Diluted earnings per share	$0.21	$0.09

Weighted average shares used to compute (loss) diluted earnings per share
Shares used to compute GAAP loss per share	146,706	132,737
Shares used to compute Non-GAAP diluted earnings per share	154,651	136,159

Adjusted EBITDA
GAAP Income (loss) from operations	$348	$(27,148)
Depreciation	8,475	8,260
Amortization of acquired intangible assets	33,004	29,003
Stock-based compensation	9,850	6,198
Litigation costs	-	2,101
Acquisition-, disposal- and integration-related expense	2,249	13,241
Restructuring and related expense	8,780	7,436
Non-GAAP Adjusted EBITDA	$62,706	$39,091

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	September 31, 2021		December 31, 2021
	Range		Range
Revenue ($ millions)	$215	$225	$900	$900

Gross margin
GAAP outlook	56.8%	57.8%	57.8%	58.8%
Stock-based compensation	0.2%	0.2%	0.2%	0.2%
Non-GAAP outlook	57.0%	58.0%	58.0%	59.0%

(Loss) earnings per share
GAAP outlook	$(0.03)	$-	$(0.11)	$(0.04)
Stock-based compensation	0.04	0.04	0.14	0.14
Amortization of acquired intangible assets	0.11	0.11	0.43	0.43
Acquisition-, disposal- and integration-related expense	0.01	0.01	0.03	0.03
Restructuring and related expense	0.01	0.01	0.07	0.07
(Gain) loss on change in value of debentures*	(0.01)	(0.01)	0.04	0.04
Tax effect of non-GAAP adjustments	(0.02)	(0.03)	(0.11)	(0.13)
Non-GAAP outlook	$0.11	$0.13	$0.49	$0.54

Weighted average shares used to compute (loss) diluted earnings per share (in thousands)
Shares used to compute GAAP (loss) diluted earnings per share	148,000	148,000	148,000	148,000
Shares used to compute Non-GAAP diluted earnings per share	155,000	155,000	155,000	155,000

Adjusted EBITDA ($ millions)
GAAP income from operations	$1.9	$5.9	$24.4	$34.4
Depreciation	4.2	4.2	16.9	16.9
Amortization of acquired intangible assets	17.3	17.3	66.6	66.6
Stock-based compensation	5.7	5.7	20.7	20.7
Acquisition-, disposal- and integration-related expense	1.9	1.9	5.3	5.3
Restructuring and related expense	1.0	1.0	11.1	11.1
Non-GAAP outlook	$32.0	$36.0	$145.0	$155.0

*	Excludes any estimated future (income) loss related to the revaluation of the debentures and warrants received as consideration from the sale of the Kandy Communications Business.